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                                                                   EXHIBIT 8(b)

                               AMENDMENT NO. 1 TO
                                CUSTODY AGREEMENT


                 WHEREAS, MUNICIPAL FUND FOR NEW YORK INVESTORS, INC., a Maryland corporation (the "Fund"), and PROVIDENT NATIONAL BANK, a national banking association ("Provident"), are parties to a Custody Agreement dated July 20, 1983 (the "Agreement"); and

                 WHEREAS, the Fund's authorized capital currently consists of Two Billion (2,000,000,000) shares of Class A Common Stock; and

                 WHEREAS, the Board of Directors of the Fund is contemplating the reclassification of a portion of its authorized capital into shares of separate series of Class A Common Stock; and

                 WHEREAS, the parties wish to amend the Agreement to provide for the provision of custodial services to these additional series upon the terms and conditions stated in the Agreement;

                 NOW, THEREFORE, the undersigned hereby agree, intending to be legally bound, that effective immediately the Agreement shall be amended to provide as follows:

                          As used herein (a) the term "Shares" shall mean all
                 shares of the Fund's capital stock, $.001 par value per share, of every class or series heretofore or hereafter created by the Fund; and (b) the term "Class" shall mean any class or series of Shares so created by the Fund.

Except as expressly amended and modified hereby, all provisions of the Agreement shall remain in full force and effect.

                 IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the 31st day of July, 1985.

[SEAL]                                     MUNICIPAL FUND FOR NEW YORK
                                           INVESTORS, INC.


Attest:/s/ Morgan R. Jones                 By:/s/ Edward J. Roach
                                              --------------------------
                                              Title:  Vice President

[SEAL]                                     PROVIDENT NATIONAL BANK


Attest:/s/ John D. Silcox, Jr.             By:/s/ John W. McLaughlin
       -----------------------                --------------------------
       Vice President &                       Title:  Senior Vice
       Secretary                                      President